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                                                          EXHIBIT 5
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September 18, 1998


SEI Investments Company
1 Freedom Valley Drive
Oaks, Pennsylvania 19456-1100


Re:  SEI Investments Company -- Form S-8 Registration Statement
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Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 2,650,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of SEI Investments Company (the "Company"), all of which may be issued pursuant to the Plans (as defined in the Registration Statement). We have examined copies of the Company's Amended and Restated Articles of Incorporation, By-Laws, resolutions adopted by the board of directors and such other documents, and have made such inquiries of the Company's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock, when issued and delivered in accordance with the Plans, will be legally issued, fully paid and non-assessable.

The opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP